Co-Operative Agreement

WMCCH : Wuxi Maternity & Child CareHospital (无锡市妇幼保健院)
PMWC : Proactive Medicare (Wuxi) Company Limited

(signed on 19 April 2004)

WMCCH entered into an agreement with the Group to create a VIP Obstetric Centre ("VIP Centre"), on the 18th floor of WMCCH (the "hospital"). The Group, in collaboration with JHI, designed and developed the designated floor utilizing international medical standards and protocols along with latest medical equipment. Staff physicians from the hospital received observational trainings at Johns Hopkins Hospital; meanwhile ongoing education will be provided in Wuxi. Healthcare executives from the Group's U.S. team will coordinate the supervision and management of the VIP center.

- WMCCH has established a VIP Centre on the 18th floor of the hospital, JHI will be the medical consultant, where as the Group will be the management consultant
- WMCCH is responsible to :
  - send people to US for training, operation, medical issues, business and clients management
  - responsible for the maintenance of the VIP centre and the equipments.
  - Responsible to provide general check up facilities and surgery facilities.
  - PMWC is responsible for:
  - Obstetric centre management, medical consultant and assisting in client management
  - Obstetric centre renovation and all related fees
  - Obstetric centre necessary imported equipments and the equipments maintenance will be responsible by the VIP centre.
  - First operating year, send and responsible for 3 physicians from hospital to JHI for a two weeks training. 2nd year onwards, once for every 2 year send and responsible for 2 physicians from the hospital to JHI for training.

First year, arrange and responsible for a 10 - days visit nurse training course from JHI to the hospital; and a 10 – days visit nurse training course from the Group to the hospital from 2nd year onwards. First year, arrange and responsible for a 3-days physician training course from JHI to the hospital.

- Provide and responsible for a total quality management training once per year.

- Provide business projection and strategy advise, evaluation report to the hospital once per year
- Arrange seminar of hospital management bi-annually.
- Provide and responsible for the hospital management software to the VIP centre (include after sale and maintenance services).
- Responsible for the operating cost of VIP centre of not less than RMB100,000 per month.
- Guarantee VIP centre not less than RMB620,000 per year revenue.

▪ VIP Centre is responsible for:

- Independent financial reporting of VIP centre.
- Responsible for the Gas, water, electricity, oxygen, catering, Disinfectant and telecommunication of the VIP Centre.
- Responsible for the insurance, daily consumables of the VIP centre.
- Responsible for the salary related payments of the personnel's of the VIP Centre.
- The Salary of the Financial Controller and the General Manager of the hospital will be bared 50% by the VIP Centre, and 50% by 無錫婦幼.
- Pay PMWC a consultancy fee in the basis that :
  - ◆ Before the break even of PMWC, pay 80% of the profit
  - ◆ After the break even of PMWC, pay 50% of the profit.

If by the end of the 5th year, PMWC does not reach the break even point , pay 60% of the profit to PMWC from the 6th year onwards